EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-69197 on Form S-8 of our report dated February 28, 2012, relating to the consolidated financial statements of Alexander & Baldwin, Inc. and subsidiaries and the effectiveness of Alexander & Baldwin, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report of Alexander & Baldwin, Inc. on Form 10-K for the year ended December 31, 2011.

/s/ Deloitte & Touche, LLP
Honolulu, Hawaii
June 6, 2012